As filed with the Securities and Exchange Commission on July 10, 2009.
     File No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

WATERS CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

DELAWARE (State or Other Jurisdiction of Incorporation or Organization)	13-3668640 (I.R.S. Employer Identification No.)
34 Maple Street, Milford, MA 01757
(Address of Principal Executive Office) (Zip Code)

Waters Corporation
2009 Employee Stock Purchase Plan
(Full title of the plan)

Mark T. Beaudouin, Esq.
Waters Corporation
34 Maple Street
Milford, Massachusetts 01757
(Name and address of Agent for Service)

508-478-2000
(Telephone Number for agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):
Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
	Amount	Maximum	Maximum	Amount Of
Title Of	To Be	Offering Price	Aggregate	Registration
Securities To Be Registered	Registered(1)	Per Share(2)	Offering Price	Fee
Common Stock (par value $0.01 per share)	886,456	$49.22	$43,631,364.32	$2,434.63
TOTAL:	886,456		$43,631,364.32	$2,434.63

(1)	This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the Waters Corporation 2009 Employee Stock Purchase Plan by reason of any stock dividend, stock split, recapitalization, or other similar transaction effected without the receipt of consideration which results in an increase in the number of outstanding shares of Common Stock of Waters Corporation.

(2)	The proposed maximum offering price of $49.22 per share, which is the average of the high and low prices of the Registrant’s common stock as reported on the New York Stock Exchange on July 6, 2009, is set forth solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h) under the Securities Act of 1933.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
     The information required by Part I is included in documents sent or given by Waters Corporation (the “Registrant”) to the participants in the Waters Corporation 2009 Employee Stock Purchase Plan (the “Plan”).
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference
     The following documents filed by the Registrant with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are hereby incorporated by reference into this Registration Statement:
(a)	The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2008 filed with the Commission on February 27, 2009;

(b)	The Registrant’s Quarterly Report on Form 10-Q for the quarter ended April 4, 2009, filed with the Commission on May 8, 2009; and

(c)	the description of the Registrant’s common stock contained in the registration statement on Form 8-A filed with the Commission on October 17, 1995, including any amendments or reports filed for the purpose of updating that description.
     In addition, all documents filed with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities registered hereby have been sold or which deregisters all of such securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.
Item 4. Description of Securities
     Not applicable.
Item 5. Interests of Named Experts and Counsel.
     Not applicable.
Item 6. Indemnification of Directors and Officers
     Section 145 of the General Corporation Law of the State of Delaware (the “Corporation Law”) permits indemnification of directors, officers, employees and agents of corporations under certain conditions and subject to certain limitations. The Registrant’s certificate of incorporation, as amended, provides for the indemnification of directors and officers of the Registrant to the fullest extent permitted by Section 145.
     In addition, the by-laws of the Registrant provide that the Registrant shall indemnify to the fullest extent authorized by law any person made or threatened to be made a party to an action, suit or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he, his testator or intestate is or was a director, officer, employee or agent of the Registrant or is or was serving, at the request of the Registrant, as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

     In addition, pursuant to certain Indemnification Agreements dated August 18, 1994 (the “Indemnification Agreements”) between the Registrant and its directors and executive officers, the Registrant agreed to indemnify such directors and executive officers to the fullest extent permitted by the laws of the State of Delaware. Among other things, the Indemnification Agreements provide indemnification procedures, advancement of expenses during proceedings subject to indemnification and mechanisms for reviewing executive conduct in connection with a claim for indemnification.
Item 7. Exemption from Registration Claimed
     Not applicable.
Item 8. Exhibits
     The following exhibits are filed as part of this registration statement:

Exhibit
Number	Exhibit Description

4.1	Waters Corporation 2009 Employee Stock Purchase Plan

5.1	Opinion of Bingham McCutchen LLP with respect to the legality of the shares being registered

23.1	Consent of PricewaterhouseCoopers LLP, an Independent Registered Public Accounting Firm

23.2	Consent of Bingham McCutchen LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included in signature page hereto)
Item 9. Undertakings
     The undersigned Registrant hereby undertakes:
(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (“Securities Act”); (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for purposes of determining any liability under the Securities Act, each filing of the Corporation’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Corporation pursuant to the foregoing provisions, or otherwise, the Corporation has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Corporation of expenses incurred or paid by a director, officer or controlling person of the Corporation in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Corporation will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES AND POWER OF ATTORNEY
     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the city of Milford, Massachusetts, on the 10th day of July, 2009.

WATERS CORPORATION
By:	/s/ John Ornell
	Name:	John Ornell
	Title:	Vice President, Finance and Administration and Chief Financial Officer

POWER OF ATTORNEY
     We, the undersigned officers and directors of the Company, hereby severally constitute and appoint Douglas A. Berthiaume and Mark T. Beaudouin, and all or any one of them, our true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution for him and in his name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated as of the 10th day of July, 2009.

Signature	Title

/s/ Douglas A. Berthiaume Douglas A. Berthiaume	Chairman of the Board of Directors, President and Chief Executive Officer; (Principal Executive Officer)

/s/ John Ornell John Ornell	Vice President, Finance and Administration and Chief Financial Officer (Principal Accounting and Financial Officer)

/s/ Joshua Bekenstein Joshua Bekenstein	Director

/s/ Michael J. Berendt Michael J. Berendt	Director

/s/ Edward W. Conrad Edward W. Conrad	Director

Signature	Title

/s/ Laurie H. Glimcher, M.D. Laurie H. Glimcher, M.D.	Director

/s/ Christopher A. Kuebler Christopher A. Kuebler	Director

/s/ William J. Miller William J. Miller	Director

/s/ JoAnn A. Reed JoAnn A. Reed	Director

/s/ Thomas P. Salice Thomas P. Salice	Director

EXHIBIT INDEX

Exhibit
Number	Exhibit Description

4.1	Waters Corporation 2009 Employee Stock Purchase Plan

5.1	Opinion of Bingham McCutchen LLP with respect to the legality of the shares being registered

23.1	Consent of PricewaterhouseCoopers LLP, an Independent Registered Public Accounting Firm

23.2	Consent of Bingham McCutchen LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included in signature page hereto)